Exhibit 99.1

BARE ESCENTUALS, INC. NAMES NEW INDEPENDENT DIRECTOR TO BOARD

SAN FRANCISCO, CA (February 11, 2009) — Bare Escentuals, Inc. (Nasdaq: BARE) today announced that Ellen L. Brothers has been appointed as an independent member of the company’s Board of Directors, effective February 9, 2009. Ms. Brothers was also appointed to the Board’s nominating and corporate governance committee. Ms. Brothers brings nearly 30 years of senior management experience, most recently as president of the American Girl Brands, a business unit of Mattel, Inc. In this role, she is responsible for the strategic vision and day-to-day operations of the organization, which includes direct marketing, experiential retail, and publishing channels.

“Ellen is a great addition to our Board,” said Leslie Blodgett, Chief Executive Officer. “She brings a wealth of marketing expertise to Bare Escentuals. Her knowledge of the consumer will be invaluable as we work to enhance our marketing efforts in each of our various channels.”

Ms. Brothers joined American Girl in 1995 as vice president of Catalogue Marketing. She was named president of the company in 2000, succeeding founder Pleasant T. Rowland. Prior to American Girl, Ms. Brothers was with Pepperidge Farm Mail Order Company for ten years, where she served as president and general manager.

For the past 18 years, Ms. Brothers has been a member of the Catalogue and Marketing Councils of the Direct Marketing Association (DMA) and served on the DMA’s board of directors. Ms. Brothers is also a past president of the New England Mail Order Association, the largest association of cataloguers in the country. She currently serves on the board of directors of the Children Affected by AIDS Foundation (CAAF) and Kids In Distressed Situations (K.I.D.S.). Brothers is also a member of the Committee of 200, an organization of leading women entrepreneurs and corporate business executives in the United States, and the International Women’s Forum, a global organization that connects preeminent women of significant and diverse achievement. Ms. Brothers is a graduate of the University of Illinois.

Following this appointment, the company’s Board of Directors will consist of eight directors.

About Bare Escentuals, Inc.

Bare Escentuals, Inc. is one of the most exciting prestige cosmetic companies in the United States and the leader in mineral-based cosmetics. The company utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market, and sell cosmetics, skin care, and body care products under its bareMinerals, RareMinerals, Buxom and md formulations brands worldwide.

(BARE-F)

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives and future operations. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “expect,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are also intended to identify forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to, changes in general economic or market conditions, including the adverse effects of a challenging and potentially worsening consumer and retail environment; our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire; the possibility that we may be unable to repay or refinance our indebtedness, which was $244.5 million as of September 28, 2008; and other risk factors detailed in our Annual Report on Form 10-K for the fiscal year ended December 30, 2007, as well as our Quarterly Report on Form 10-Q for the quarter ended September 28, 2008, which are available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:	Bare Escentuals, Inc.
Eric C. Wong, 415-489-5000

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